                                                                    EXHIBIT 99.1

    Projections from the Senior Note Holder Presentation of January 25, 2002

            In December 2001 and January 2002, XO Communications, Inc. (the "Company") entered into confidentiality agreements with members of an informal committee of its senior noteholders, in order to facilitate discussion of a proposed reorganization of its capital structure. Pursuant to those agreements, the Company disclosed information to certain members of that committee in January 2002, including certain financial information derived from its then-current financial projections. The applicable confidentiality agreements now require the Company to make this information available to the public, notwithstanding the fact that the financial projections from which it is derived have since been superseded by actual results and revised internal projections, which remain confidential and have not been provided to the senior noteholders.

A.    Important Information about the Projections

            The projections below were not prepared with a view to public disclosure and, as described below, no longer represent the Company's current expectations regarding the future performance of the business. The projections were not prepared with a view to compliance with published guidelines of the SEC, or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts, or generally accepted accounting principles. The projections were prepared by and are the responsibility of the Company. Neither Arthur Andersen LLP, the Company's independent auditors ("AA"), nor any other independent accountants, have examined nor compiled the projections and, accordingly, neither AA nor any other independent accountants express an opinion or other form of assurance with respect thereto.

            The projections, when made, were subject to a variety of factors that have caused and are likely to continue to cause actual results to differ significantly from the Company's then-current estimates, and have been superseded by both actual results (in the case of information for the first quarter of 2002) and subsequent internal Company forecasts, revised in light of actual results and subsequent developments and market conditions. The projections were not, when made, and are not historical facts, but are "forward-looking statements," as such term is defined in the Private Securities Litigation Reform Act of 1995. All such forward-looking statements were and are qualified by subsequent events and the inherent risks and uncertainties surrounding expectations generally, and also may materially differ from the Company's actual experience involving any one or more of these matters and subject areas. The operation and results of the Company's business have been and remain subject to the effect of other risks and uncertainties in addition to the relevant qualifying factors identified in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission on March 23, 2002, SEC File #: 000-30900 (the "Annual Report") and elsewhere in the Annual Report and in the documents incorporated by reference to the Annual Report, including, but not limited to:

      - the effect of the proposed recapitalization on the Company's operations and the risks and uncertainties regarding the implementation of the recapitalization and any related transactions;

      - general economic conditions in the geographic areas that the Company is targeting for communications services;

      - the Company's ability to achieve and maintain market penetration and average per customer revenue levels sufficient to provide financial viability to the Company's business;

      - access to sufficient capital to meet the Company's operating and financing needs, whether or not the proposed recapitalization and any related transactions are completed;

      - the impact of competition on the Company including the quality and price of similar or comparable communications services offered or to be offered by our current or future competitors; and

      - the affect of future telecommunications-related legislation or regulatory actions.

            The projections are subjective in many respects and thus are susceptible to interpretation and periodic revision based on actual experience and subsequent developments.

While presented with numeric specificity, the projections reflect numerous assumptions made as of January 25, 2002 by the Company with respect to future economic, competitive and regulatory conditions, financial market conditions and future business decisions, including, without limitation, the Company's ability to (i) manage cash balances by, among other things, timely collecting accounts receivable, (ii) successfully develop and implement its business plan, (iii) sustain historic levels of revenue growth, (iv) successfully and timely complete the a proposed recapitalization and related transactions and (v) form new and maintain existing customer relationships, all of which are difficult to predict and many of which are beyond the Company's control. Accordingly, there can be no assurance that the projections are indicative of the Company's future performance or that actual results would not differ materially from those in the projections set forth below.

            The projections do not reflect the proposed transaction currently under negotiation with the Icahn Group. Moreover, the proposed uses of cash in these projections were prepared by the Company in anticipation of negotiations that took place in January 2002 among Forstmann Little & Co., Telefonos de Mexico, S.A. de C.V.'s and the Company's senior secured lenders and holders of senior notes, and do not necessarily reflect the requirements, terms or conditions of the existing Forstmann Little/Telmex stock purchase agreement or any other proposal that Forstmann Little & Co., Telefonos de Mexico, S.A. de C.V. or any other potential investor may make in the future.

            For these reasons, the inclusion of the projections in this Form 8-K should not be regarded as an indication that the Company, the board of directors or any of their advisors, agents or representatives considered or consider the projections to have been or to be a reliable prediction of future events, and the projections should not be relied upon as such. No party nor any of their respective affiliates or representatives has made, or makes, any representation to any person regarding the information contained in the projections.

            Since the creation of these projections in January 2002, the Company has reviewed these projections and revised its internal business plans and projections based on actual business results, developments affecting the anticipated timing of the proposed recapitalization and related transactions and the Company's assessment of the impact of changes in market and other conditions that may affect its business. The Company believes the projections below are more favorable than the Company's revised projections and hence no longer reflect an accurate assessment of the Company's future performance. In general terms, the Company's revised projections reduce near-term revenues, associated capital expenditures and SG&A expenses, which may adversely affect the future performance of the Company. For example, the reductions in near-term revenue growth may adversely impact the Company's ability to grow revenue, EBITDA, and cash flows in the longer term. The Company does not intend to make these revised projections publicly available or to update the projections below to reflect events occurring after January 25, 2002 or the occurrence of future events.

B.    Summary Projections

($ IN MILLIONS)           2002E              2003E            2004E            2005E
REVENUE                  $ 1,534            $1,869           $2,326           $2,889
% GROWTH                      21%               22%              24%              24%
GROSS MARGIN                 896             1,119            1,432            1,822
GROSS MARGIN %                58%               60%              62%              63%
SG&A                         910               930              982            1,074
SG&A % REVENUES               59%               50%              42%              37%
EBITDA                       (14)              189              450              748
EBITDA MARGIN                (1)%               10%              19%              26%


($ IN MILLIONS)                         2002E             2003E            2004E            2005E
OPERATING CASH FLOW                     $ (72)            $ 160            $ 401            $ 694
CAPITAL EXPENDITURES                     (441)             (413)            (398)            (443)
                                        ------            ------           ------           ------
         SUCCESS BASED CAPEX %             54%               63%              71%              75%
         UP-FRONT CAP EX%                  46%               37%              29%              25%
                                        ------            ------           ------           ------
NET FREE CASH FLOW                        (513)             (253)              3               251
PROCEEDS FROM EQUITY/PFD                  760**              --               --               --
PROCEEDS FROM DEBT                         --                --               --               --
DEBT REPAYMENT                           (200)               --             (157)            (235)

INTEREST/DIVIDEND PAYMENTS                (95)              (95)             (86)             (66)
NET CASH FLOW                             (48)             (348)            (240)             (50)
                                          ----             -----            -----             ----
ENDING CASH BALANCE                       631               283               43               (7)

** Net of $40 million assumed restructuring costs and assuming consummation of a restructuring transaction with Forstmann Little & Co. and Telefonos de Mexico, S.A. de C.V. as investors.